Exhibit (l)(3)


                                  KIM & CHANG
       Seyang Building, 223 Naeja-dong, Jongno-gu, Seoul 110-720, Korea
             Website: www.kimchang.com E-Mail: lawkim@kimchang.com
                  TEL: (822) 3703-1114 FAX: (822) 737-9091/3

                                                              January 10, 2007

Korea Equity Fund, Inc.
Two World Financial Center, Building B
New York, New York 10281

         We hereby consent to the reference to our firm included in the Registration Statement on Form N-2 (Securities Act File No. 333-128763) and Investment Company Act File No. 811-08002), and the prospectus constituting a part thereof, of Korea Equity Fund, Inc. as follows:

         "Certain matters of Korean law will be passed upon for the Fund and the Dealer Manager by Kim & Chang, Seoul, Korea."

         We do not consent to any other reference to our firm in the above-mentioned documents, other than the above reference.


                                                     Very truly yours,

                                                     /s/ Kim & Chang

                                                     Kim & Chang

CHK/HYY/MZ